UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2007
Integrity Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33005	58-2508612
(State of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)
11140 State Bridge Road, Alpharetta, Georgia 30022
(Address of Principal Executive Offices, including Zip Code)
(770) 777-0324
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 30, 2007 Doug G. Ballard II, who serves as Executive Vice President and Region President/Senior Lender of Integrity Bank, tendered his resignation to pursue other interests. The resignation will be effective December 31, 2007.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 4, 2007 the Board of Directors of Integrity Bancshares, Inc. (the “Company”) adopted Amended and Restated Bylaws for the Company. The main purpose of the amendments was to make the Company’s common stock eligible for participation in a Direct Registration Program operated by a clearing agency (such as the one offered by the Depository Trust Corporation), pursuant to NASDAQ Marketplace Rule 4350(l), as recently amended. To be eligible for a Direct Registration Program, the Company’s common stock must qualify as “eligible securities”, meaning that the Company must permit electronic direct registration of the common stock in an investor’s name on the books of the transfer agent or the Company, and similarly allow the common stock to be transferred between a transfer agent and broker. Accordingly, the amendments were adopted to provide for a system of issuance, recordation and transfer of the Company’s common stock by electronic or other means not involving any issuance of physical certificates.
     In addition, the Company made certain other revisions, updates and modifications to the Bylaws to make them consistent with the Company’s current practices and operations. The Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.1 and are incorporated by reference into this Item 5.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2007	INTEGRITY BANCSHARES, INC.
	By:	/s/ Suzanne Long
Suzanne Long
SVP and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Document
3.1	Amended and Restated Bylaws